As filed with the Securities and Exchange Commission on October 21, 2015
Registration No. 333-108481

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION NO. 333-108481
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merge Healthcare Incorporated
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1600938 (I.R.S employer Identification No.)

350 North Orleans Street, 1st Floor Chicago, Illinois 60654 (Address of Principal Executive Offices)	60654 (Zip Code)

Justin C. Dearborn
President
 350 North Orleans Street, 1st Floor
Chicago, Illinois 60654
(Name and address of agent for service)

(312) 565-6868
(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-108481) of Merge Healthcare Incorporated (the “Company”) filed with the Securities and Exchange Commission on September 03, 2003 (the “Registration Statement”).  The Registration Statement registered a total of 701,664 shares of the Company’s common stock, par value $0.01 (“Securities”), to be offered and sold by the Company (the “Offering”).

On October 13, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 6, 2015, by and among the Company, International Business Machines Corporation (“Parent”), and Datong Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

In connection with the Merger, the Company has terminated the Offering and no additional Securities will be issued thereunder.  In accordance with an undertaking made by the Company to remove from registration, by means of a post-effective amendment, any shares of its Securities which remain unsold at the termination of the Offering, the Company hereby removes from registration all shares of its Securities under the Registration Statement that remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Merge Healthcare Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (Registration No. 333-108481) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 21st day of October, 2015.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Justin Dearborn
Name: Justin Dearborn
Title: President